C O L E
COLE CREDIT PROPERTY TRUST II, INC.

October 25, 2005

Contact:
John H. Lotka, Chief Marketing Officer
602-778-8739

For Immediate Release:

Cole Credit Property Trust II, Inc. announces the acquisition of a Rite Aid in Alliance, OH

On October 20, 2005, a wholly-owned subsidiary of the operating partnership of Cole Credit Property Trust II, Inc. acquired a 11,325 square foot single-tenant retail building, which was constructed in 1996, on an approximately 1.79 acre site in Alliance, Ohio. The property is 100% leased to Rite Aid of Ohio, Inc., a subsidiary of Rite Aid Corporation, through the initial lease term, which expires April 30, 2017.

About Rite Aid

Rite Aid Corporation operates over 3,300 stores in 28 states and Washington, DC. Rite Aid Corporation has a Standard & Poor’s credit rating of “B+” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “RAD.”

About Cole Credit Property Trust II, Inc.

Cole Credit Property Trust II, Inc. is a Maryland corporation that intends to qualify as a real estate investment trust beginning with the taxable year ending December 31, 2005. The investment objectives of Cole Credit Property Trust II, Inc. are to provide current income, preservation and return of capital and growth in the value of its investments.

This release contains forward-looking statements relating to the business and financial outlook of Cole Credit Property Trust II, Inc. which are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the prospectus for the offering of equity of Cole Credit Property Trust II, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made and we undertake no obligation to update any such statements that become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

2555 E. Camelback Road, Suite 400
Phoenix, AZ 85016
602-778-8700